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                                                                    EXHIBIT 10.6


                           AMERICAN TELECASTING, INC,
                     1990 STOCK OPTION PROGRAM, AS AMENDED
                           (EFFECTIVE APRIL 25, 1996)


     1. Purpose. The American Telecasting, Inc. 1990 Stock Option Program, as amended (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of American Telecasting, Inc. (the "Company") and its subsidiaries by providing them opportunities to acquire shares of Class A Common Stock of the Company pursuant to the terms of this Plan.

     2. Administration. The Plan will be administered by a committee (the "Committee") of the Board of Directors of the Company comprised of two or more members of the Board who qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3 or any successor regulation. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan.

     3. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 1,525,000 shares of Class A Common Stock which may be authorized but unissued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of option shares which may be granted any optionee during the term of this Plan after October 4, 1993 is 165,000 shares. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares thereunder, or if shares are issued upon the exercise of a stock option and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new options under this Plan. If, pursuant to Section 8 of the Plan, payment for shares upon the exercise of an option is made in shares of Class A Common Stock, the number of such shares delivered or certified to the Company in payment for the exercise may be added back to the shares available for issuance under the Plan.

     4. Participants. Participants will consist of such key employees (including officers) of the Company or its subsidiaries as the committee in its sole discretion determines to be responsible for the future growth and profitability of the Company. Members of the Committee and other members of the Board who are not employees of the Company may not participate in the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or, once designated, to receive the same type or amount of benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of

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their respective benefits.

     5. Types of Benefits. Benefits under the Plan shall consist of (a) Incentive Stock Options and (b) Non-qualified Stock Options, as hereinafter described.

     6. Incentive Stock Options. Incentive Stock Options shall consist of stock options to purchase shares of Class A Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Incentive Stock Options will be exercisable not later than ten years after they are granted. The aggregate fair market value (determined as of the time the option is granted) of the shares of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.

     7. Non-Qualified Stock Options. Non-qualified Stock Options shall consist of stock options to purchase shares of Class A Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Non-qualified Stock Options will be exercisable not later than ten years after the date they are granted.

     8. Exercise of Options. Options may be exercised in whole or in part at anytime during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased and accompanied by payment in full of the exercise price. As determined by the Committee at or after grant, payment may also be made in the form of Class A Common Stock owned by the participant for at least 6 months prior to exercise or by appropriate certification of such ownership, in each case equal in value to the fair market value of the Class A Common Stock on the date of exercise. In the discretion of the Committee payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the exercise price. To facilitate such broker transactions, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     9. Termination of Employment. The Committee shall determine at the time of the grant of an option the period during which the option may be exercised following the optionee's termination of employment with the company and its subsidiaries. However, the period of exercise following termination may not be greater than 24 months in the case retirement, 12 months in the case of death and 6 months in the case of any other termination of employment.


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     10. Adjustment Provisions.

     (a) If the Company shall at any time change the number of issued shares of Class A Common Stock without new consideration to the Company (such as by stock dividend, stock split, or similar transaction) the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable-to the Company shall not be changed.

     (b) In the case of any reorganization, sale, merger, consolidation or combination of the Company with or into another corporation other than a reorganization, sale, merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Class A Common Stock being converted or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any participant to whom a stock option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option to receive upon exercise thereof the Acquisition Consideration (as hereinafter defined) receivable upon such Acquisition by a holder of the number of shares of Class
A Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof, receivable in respect of one share of Class A Common Stock of the Company upon consummation of an Acquisition.

     11. Non-transferability. Each benefit granted under the Plan shall not be transferable otherwise than by will or the taws of descent and distribution and shall be exercisable during the participant's lifetime only by the participant. In the event of the death of a participant, exercise shall be made only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution.

     12. Other Provisions. The award of any benefit under the Plan may also be subject to any other provisions (whether or not applicable to the benefit awarded to any other participant) which the Committee determines appropriate, including, without limitation, provisions for the installment purchase of Class A Common Stock under stock options, restrictions on resale or other dispositions, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.


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     13. Taxes.  The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit a participant to pay all or a portion of the taxes arising in connection with the exercise of a Non-qualified Stock Option by electing to have the Company withhold shares of Class A Common Stock from the shares otherwise deliverable to the participant, having a fair market value equal to the amount to be withheld. The fair market value of any fractional shares remaining after payment of withholding taxes shall be paid to the participant in cash.

     14. Duration, Amendment and Termination. No option shall be granted more than ten years after the date of the amendment of this Plan; provided, however, that the terms and conditions applicable to any option granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time; provided that no amendment may be made which would cause this plan to lose its exemption under Securities and Exchange Commission Regulation Section 240.16b-3. In addition, no action authorized by this section shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent.

     15. Stockholder Approval. The Plan was amended for the first time by the Board of Directors on October 4, 1993, and such amendment was approved by the stockholders on October 4, 1993. The Plan was amended for the second time by the Board of Directors on March 5, 1996, and such amendment was approved by the stockholders on April 25, 1996.



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